UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/21/2009

DISCOVER FINANCIAL SERVICES
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33378

Delaware	36-2517428
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015
(Address of principal executive offices, including zip code)

(224) 405-0900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 21, 2009, at the 2009 Annual Meeting of Shareholders of Discover Financial Services (the "Company"), the Company's shareholders approved the Company's existing Amended and Restated 2007 Omnibus Incentive Plan (the "Plan"), which approval allows the Company to continue to grant awards under the Plan in 2009 and thereafter that are fully tax deductible as performance-based compensation to the extent permitted under U.S. federal income tax law. A detailed summary of the Plan is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on February 27, 2009. The description of the Plan herein and the summary of the Plan in the proxy statement are qualified in their entirety by reference to the full text of the Plan, which is attached to the proxy statement and referenced in Exhibit 10.1 hereto. The Plan is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 22, 2009, the Company filed a Certificate of Decrease of Shares Designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Series A Preferred Stock") with the Secretary of State of the State of Delaware for the purpose of decreasing the number of shares of Series A Preferred Stock authorized for issuance from 1,224,588 shares to 1,224,558 shares. The effective date of the filing is April 23, 2009. As previously announced, the Company issued and sold 1,224,558 shares of Series A Preferred Stock to the U.S. Treasury under the Capital Purchase Program on March 13, 2009. The Certificate of Decrease is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description

3.1        Certificate of Decrease of Shares Designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

10.1        Discover Financial Services Omnibus Incentive Plan (filed as an attachment to Discover Financial Services' Proxy Statement on Schedule 14A filed on February 27, 2009 and incorporated herein by reference thereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Date: April 24, 2009	By:	/s/ D. Christopher Greene
D. Christopher Greene
Vice President, Assistant General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-3.1	Certificate of Decrease of Shares Designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A.